UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425
☐	Soliciting material pursuant to Rule 14a-12
☐	Pre-commencement communications pursuant to Rule 14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c)

Item 1.01 – Entry into a Material Definitive Agreement

On January 26, 2026, Peeples, Inc., a wholly owned subsidiary of MineralRite Corporation (the “Company”), entered into a Common Variety Mineral Materials Lease (the “Lease”) with the State of Arizona, acting through the Arizona State Land Department.

The Lease covers approximately 377.11 acres of Arizona State trust land located in Yavapai County, Arizona. Although the Lease was executed on January 26, 2026, its stated term commenced on May 2, 2023, and expires on May 1, 2043. The Lease is not renewable. Any continuation beyond the expiration date requires either (i) a discretionary extension approved in writing by the Arizona State Land Commissioner, not to exceed ten (10) years, or (ii) the issuance of a new lease.

The Lease is a successor to a prior lease covering the same premises and provides the Company with rights to conduct mineral materials operations on the leased property, subject to customary operational, environmental, reporting, bonding, and royalty obligations applicable to Arizona State trust land mineral leases.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Extract of Material Terms, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 — Other Events

On January 29, 2026, the Company issued a press release announcing the execution of a Common Variety Mineral Materials Lease by its wholly owned subsidiary, Peeples, Inc., with the Arizona State Land Department, and describing the significance of the lease in connection with the Company’s planned development activities.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Extract of Material Terms Arizona State Land Department Common Variety Mineral Materials Lease Agreement No. 11-086475-101 (Successor Lease) Executed January 26, 2026
99.1	Press Release dated January 29, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President
Date: January 29, 2026